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                                                                    EXHIBIT 99.1


EASTMAN CHEMICAL COMPANY TO BECOME 2 INDEPENDENT COMPANIES TO ENHANCE SHAREHOLDER VALUE

Each Company with Specific Strategies For Faster Growth, Greater Business Focus Kingsport, Tenn., February 5, 2001--Eastman Chemical Company (NYSE: EMN), a leading manufacturer and marketer of chemicals, fibers and plastics, announced today that its Board of Directors has authorized management to pursue a plan that would result in the company becoming two independent public companies.

         The "Specialty Chemicals and Plastics" company will be a world leader in specialty chemicals and plastics, with a strong focus on providing customer solutions. It would include Eastman's presence in coatings, adhesives, inks, specialty polymers and plastics, and intermediates products. Eastman's digital business ventures, including ShipChem, Inc., as well as the investment in Genencor International, would be part of this new entity.

         The "PET Plastics and Acetate Fibers" company will be a world market and cost position leader in PET plastics and acetate fibers and will also include Eastman's polyethylene business. Eastman's current PET business is the largest, the most global, and the most vertically integrated in the world, with the broadest product offering. The highly integrated fibers business is characterized by stable cash flows and excellent customer relationships.

Earnest W. Deavenport, Jr., Eastman chairman and chief executive officer, said, "We plan to create two great companies. We believe that separating these businesses into two publicly traded companies will unlock long-term shareholder value and provide investors with investment opportunities in highly focused entities. Each company will set its own course for profitable growth, resource allocation and strategic transactions.

"Eastman's management and board of directors have been considering strategic alternatives to maximize shareholder value," said Deavenport. "We concluded that this transaction is the best way to unlock that value."

Eastman intends to launch the two new companies through a spin-off in the form of a tax-free stock dividend, to be effective by the end of the fourth quarter 2001. Immediately after the spin-off, Eastman shareholders will own shares in both entities. Eastman has not yet finalized all aspects of the transaction, which remains subject to board approval and other customary conditions. Eastman noted that it expects the capital structures of the companies to be appropriate for each company's financial profile and to maintain investment-grade ratings. Eastman expects to record a one-time charge in connection with the spin-off.

MANAGEMENT

Deavenport will remain chairman and CEO of Eastman Chemical Company until the spin-off is effective, and then retire. "We have a busy year ahead of us," Deavenport said. "We know we must deliver on our 2001 financial plan. We also have to complete this transaction, which launches two successful companies with strong leadership teams. I look forward to the challenge of leading the company in this transition year."

J. Brian Ferguson, who has been president of Eastman's Polymers Group, will become CEO of the specialty plastics and chemicals company. Allan R. Rothwell, who has been president of Eastman's Chemicals Group, will become CEO of the PET plastics and acetate fibers company. Eastman expects its current leadership and board of directors will be divided between the two new companies. "We have strong talent and leadership within the company, and we will strengthen our capabilities from outside the company, where appropriate," Deavenport said.
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SPECIALTY CHEMICALS AND PLASTICS

The new specialty chemicals and plastics company will have more than $3 billion in revenues and will include Eastman's coatings, adhesives, inks, specialty polymers and plastics, performance chemicals and intermediates. These are all attractive businesses with good growth prospects. The separation should accelerate growth through increased management focus and the execution of appropriate strategies.

High technology and services businesses will be important components of this new company. The new company will retain Eastman's interest in ShipChem, Inc, a chemical logistics provider, in Genencor International, a biotechnology company, and in all digital ventures. Management believes that the separation will increase market transparency and value recognition for these businesses.

PET PLASTICS AND ACETATE FIBERS

The PET Plastics and Acetate Fibers company will have revenues of more than $2 billion. It will build on Eastman's world-leading PET business, which had 2000 revenues of over $1 billion and a double-digit growth rate. Acetate fibers, another world-leading business, should provide consistently strong cash flows for the company. These global businesses have wide geographic scope and best-in-class cost positions. The complementary cash flows generated by these businesses, as well as the integrated polyethylene business, should allow the company to remain financially strong throughout the business cycles. Eastman had previously announced it was examining alternatives to diminish the impact of some of these products by divestiture or restructuring; however, the company believes that the new structure would better unlock the businesses' intrinsic value by allowing them to selectively participate in market growth, attain further cost leadership, and create a more tax-efficient transaction for shareholders.

DIVIDEND

The Board of Directors for each respective company will determine its own company's dividend policy after that, but it is expected that the initial combined dividend of the two new companies would be equal to Eastman's current dividend.

ADVISORS

J.P. Morgan is acting as financial advisor, and Jones, Day, Reavis & Pogue is legal counsel to Eastman.

ABOUT EASTMAN CHEMICAL COMPANY

With headquarters in Kingsport, Eastman manufactures and markets chemicals, fibers and plastics. The company has approximately 15,000 employees in 30 countries and had 2000 sales of $5.3 billion. For more information about the company, visit the Web site on eastman.com.
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FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements concerning Eastman's consideration of strategic transactions, including a possible spin-off transaction. This transaction, and expectations relating to it, are based upon certain underlying assumptions, including those mentioned with the forward-looking statements, and are subject to risks and uncertainties inherent in projecting future results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions and expectations prove to be inaccurate or are unrealized. Additional factors related to these and other future expectations are and will be detailed in the company's filings with the Securities and Exchange Commission, including the Form 10-Q for the third quarter 2000 and the Form 10-K to be filed for 2000, and in the supplemental information for fourth quarter 2000 and concerning the proposed spin-off transaction on the Eastman Web site at www.eastman.com in the investor information section.

WEBCAST INFORMATION

Eastman will host a financial analyst meeting today at 2:30 p.m. (EST) to discuss the transaction. A live internet broadcast of the meeting may be accessed at www.dealinfo.com/eastman by clicking on an available audio link. The meeting will also be archived on this Website for replay purposes for 30 days after the live broadcast. Real Network's RealPlayer or Microsoft Windows Media Player is required to access the Webcast. They can be downloaded from www.real.com or www.microsoft.com/windows/mediaplayer.

The conference call can be accessed by dialing: (800) 252-8295, International callers: (212) 748-2797. Due to the expected number of callers, please dial at least 15 minutes before the conference is to begin. Ask to be connected to the Eastman Chemical Company teleconference. A replay of the teleconference can also be accessed for 30 days by dialing (800) 633-8284, for callers within the United States, or (858) 812-6440, for all other callers. Please use reservation number 17754490.

CONTACT PERSONS

MEDIA: Martha Lawson, Corporate Communications, 423-229-6574, mglawson@eastman.com

INVESTORS: Mary Ann Arico, Investor Relations, 423-229-8692, maarico@eastman.com